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Exhibit 10.16

EXECUTION COPY

AMENDED AND RESTATED
PLEDGE AGREEMENT FOR PARTNERSHIP INTERESTS

        This AMENDED AND RESTATED PLEDGE AGREEMENT FOR PARTNERSHIP INTERESTS ("Pledge Agreement"), entered into as of the 27th day of January, 2004, by and between EXCO INVESTMENT I, LLC, a Delaware limited liability company ("Investment I"), EXCO INVESTMENT II, LLC, a Delaware limited liability company ("Investment II"; together with Investment I, the "Pledgors") and BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, in its capacity as agent (the "Agent" or "Secured Party") for the Lenders under the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, EXCO RESOURCES, INC., a Texas corporation (the "Company"), EXCO OPERATING, LP, a Delaware limited partnership ("Operating"), NCE ACQUISITION, INC., a Delaware corporation ("NCE"), Agent and certain lenders from time to time party thereto (the "EXCO Lenders"), are parties to that certain Second Amended and Restated Credit Agreement dated as of July 29, 2003, pursuant to which the EXCO Lenders agreed to provide the Company, Operating and NCE with certain credit facilities in the form described therein (as amended, the "Original EXCO Credit Agreement");

        WHEREAS, NORTH COAST ENERGY, INC., a Delaware corporation ("North Coast"), certain of the Lenders and Union Bank of California, NA, as Administrative Agent (the "North Coast Agent"), are parties to that certain Credit Agreement dated as of September 26, 2000 pursuant to which the lenders thereunder (the "North Coast Lenders") agreed to provide North Coast certain credit facilities in the form therein described (as amended, the "Original North Coast Credit Agreement" and together with the Original EXCO Credit Agreement, the "Original Credit Agreements");

        WHEREAS, the Company, NCE, North Coast and NUON Energy & Water Investments, Inc., a Delaware corporation are parties to that certain Agreement and Plan of Merger, dated November 26, 2003 as amended and restated on December 4, 2003, providing for the merger of NCE with and into North Coast (the "North Coast Merger");

        WHEREAS, in connection with and subject to the consummation of the North Coast Merger, the Company, Operating, NCE, North Coast and North Coast Energy Eastern, Inc., a Delaware corporation ("North Coast Eastern") have each requested that the EXCO Lenders, the North Coast Lenders, the North Coast Agent and Agent agree to make certain changes to the Original Credit Agreements and have each requested that the Original Credit Agreements and the schedules thereto be amended and restated in their entirety;

        WHEREAS, pursuant to such request, the Company, Operating, North Coast, North Coast Eastern (collectively, the "Borrowers"), Agent and each of the financial institutions party thereto ("Lenders") have entered into that certain Third Amended and Restated Credit Agreement dated as of January 27, 2004 (as same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrowers;

        WHEREAS, it was a condition precedent to the Agent and the EXCO Lenders executing the Original EXCO Credit Agreement that each Pledgor execute that certain Pledge Agreement for Partnership Interests dated July 29, 2003 in favor of the Agent, for the benefit of the EXCO Lenders (the "Original Pledge Agreement");

        WHEREAS, it is a condition precedent to the Agent and the Lenders executing the Credit Agreement that each Pledgor execute and deliver this Pledge Agreement whereby each Pledgor shall pledge to Secured Party certain collateral; and

        WHEREAS, in order to secure the payment and performance of the obligations of the Borrowers and any Subsidiary Guarantor to Secured Party and the Lenders as described herein, each Pledgor has agreed to pledge to Secured Party the collateral described herein.

        NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants set forth in this Pledge Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1. Pledge. As collateral security for the due and timely payment and performance and discharge in full of the obligations described in Section 2 hereof, each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Secured Party and hereby creates and grants to Secured Party a security interest in:

          (a)   all now owned or existing or hereafter acquired or arising issued and outstanding Capital Stock of Operating (the "Pledged Securities");

          (b)   any and all other securities hereafter deposited by any Pledgor with Secured Party pursuant to subsection 11(a) of this Pledge Agreement;

          (c)   any and all cash, additional securities and other property that may at any time or from time to time hereafter be distributed or otherwise received in respect of, on account of, upon, in exchange for, in substitution for or upon conversion of any or all of the Pledged Securities or any or all of the securities referred to in clause (d) of this Section, whether directly or indirectly as a result of one or more distributions, receipts, exchanges or substitutions; and

          (d)   any and all proceeds arising from the sale or other disposition of any or all of the Pledged Securities, the securities referred to in clause (d) of this Section (the Pledged Securities, such other securities and such cash, additional securities and other property and the proceeds thereof being hereinafter called collectively the "Collateral").

        Section 2. Obligations Secured. The security interest created hereby secures the following (collectively, the "Indebtedness"):

          (a)   Guaranty. That certain Amended and Restated Subsidiary Guaranty dated as of January 27, 2004, executed by Pledgors, guaranteeing unconditionally the payment of all obligations owed to the Lenders by Borrowers under the Credit Agreement, and any renewals, substitutions, replacements or restatements thereof.

          (b)   Credit Agreement. Payment of the obligations and indebtedness evidenced by, and performance and discharge of each and every covenant, condition and agreement contained in the Credit Agreement, the Notes and the other Loan Documents.

          (c)   This Pledge Agreement. Payment of any and all indebtedness of each Pledgor hereunder and the performance and discharge of each and every obligation, covenant, and agreement of each Pledgor herein contained.

          (d)   Rate Management Transactions. Payment of any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of any Borrower or any Subsidiary Guarantor to the Lenders or to any of their Affiliates or successors arising under or in connection with Rate Management Transactions (as hereinafter defined). For the purposes hereof, the term "Rate Management Transactions" means any transactions (including an agreement with respect thereto) now existing or hereafter entered into among any Borrower or any Subsidiary Guarantor with any Lender or any Affiliate or successor to any Lender, which is a rate swap, basic swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

        Section 3. Representations and Warranties. Each Pledgor hereby represents and warrants to Secured Party that:

          (a)   Each Pledgor is the legal and equitable owner of the Collateral, has the necessary authority to pledge the Collateral being pledged by it and holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature; each Pledgor has good right and legal authority to pledge the Collateral being pledged by it in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever.

          (b)   Except for any required notifications to and actions required by the Secretary of Issuer, if any, required by applicable law, with respect to the pledge of the Pledged Securities provided for in this Pledge Agreement, no consent or approval of any person, governmental body or regulatory authority, or of any securities exchange, was or is necessary to the validity of such pledge.

        Section 4. Events of Default. The term "Default" as used herein, shall mean (i) the occurrence of any Event of Default, as that term is defined in the Credit Agreement or (ii) if any representation, warranty or other information provided or delivered by any Pledgor in connection with this Pledge Agreement is determined to be in any respect false or misleading.

        Section 5. Remedies Upon Default. Upon the occurrence and during the continuance of a Default:

          (a)   Secured Party shall be entitled to exercise any and all rights granted to it by the Note, the Credit Agreement, and this Pledge Agreement.

          (b)   Secured Party shall be entitled to exercise any and all rights and remedies of a secured party under the Uniform Commercial Code of the State of Texas (the "Code"), and any and all rights granted by any other applicable law or statute, including, without limitation, the right to take whatever steps it deems reasonably necessary to preserve the value of the Collateral pledged to it or in which it otherwise has a security interest and to enforce and realize upon such security interest in such Collateral.

          (c)   Secured Party may, upon notice to each Pledgor (i) without giving notice to any Pledgor, apply, in the manner set forth in Section 6 below, any cash dividends or interest received by it and (ii) if following such application, there shall remain outstanding any obligations, sell the remaining Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery as Secured Party shall deem appropriate. Secured Party shall be authorized at any such sale (if, on the advice of counsel, it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that such Pledgor now has or may at any time in the future have, under any rule of law or statute now existing or hereafter enacted.

          (d)   Secured Party shall give each Pledgor ten (10) days' written notice of Secured Party's intention to make any such public or private sale. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of private sale, the day on which the Collateral, or any portion thereof, will first be offered for sale. Any such public sale shall be held at such time or times within the ordinary business hours and at such place or places as Secured Party may fix and shall state in the notice of such sale. At any sale, the Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Secured Party may (in its sole and absolute discretion) determine. Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the event a sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof, but Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, Secured Party may proceed by a suit or suits at law or in equity to foreclose under this Pledge Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

          (e)   Secured Party may at its option retain the Collateral in satisfaction of the obligations whenever the circumstances are such that Secured Party is entitled to do so under the Code.

          (f)    Secured Party may at its option perform or attempt to perform (but Secured Party shall not be obligated to do so) any of Pledgors' covenants, duties, liabilities, obligations, or agreements hereunder or under the Note, the Credit Agreement, and/or this Pledge Agreement, and any amount expended by Secured Party in such performance or attempted performance shall become a part of the obligations, and each Pledgor agrees to promptly pay any such amount to Secured Party.

        In order to facilitate Secured Party's enforcing its rights and remedies with respect to the Collateral and in order to allow Secured Party to preserve the property or interest in property evidenced by the certificate(s) representing the Collateral, Secured Party may cause the Pledged Securities or any other Collateral to be transferred to its own name and it may take such actions as are deemed reasonably necessary by it, and each Pledgor will take whatever actions and execute whatever documents are deemed reasonably necessary by Secured Party, to register any such transfer and to cause any and all governmental agencies, if any, having jurisdiction to consent to and approve such transfer.

        Secured Party shall not be liable for any action taken in good faith or believed in good faith to be within the power, authority and discretion given to Secured Party hereunder in the Credit Agreement or in the Note, and each Pledgor does hereby agree that any action so taken by Secured Party shall not be considered as an impairment of the Collateral.

        No waiver by Secured Party of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion, and no failure or delay by Secured Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise or the exercise of any other right, power or privilege.

        Section 6. Application of Proceeds of Sale and Cash. The proceeds of any sale of Collateral sold pursuant to Section 5 hereof and any cash included in the Collateral shall be applied by Secured Party as follows:

        First: to the payment of all costs and expenses incurred by Secured Party in connection with such sale, including, but not limited to, all court costs and the reasonable fees and expenses of counsel for Secured Party in connection therewith, and to the repayment of all advances made by Secured Party hereunder for the account of any Pledgor and the payment of all costs and expenses paid or incurred by Secured Party upon the exercise of any right or remedy hereunder or thereunder, to the extent that such advances, costs and expenses shall not have been paid to Secured Party upon its demand therefor;

        Second: to the payment in full of the obligations secured hereby, to the extent not previously paid by any Pledgor with any amounts in payment applied first to interest, then to principal; and

        Third: to the payment to each Pledgor of any remainder of such proceeds.

        Section 7. Reimbursement of Secured Party. Each Pledgor hereby agrees to reimburse Secured Party on demand for all expenses incurred by it in connection with the administration and enforcement of this Pledge Agreement, and agrees to indemnify Secured Party and hold it harmless from and against any and all liability incurred by it hereunder or in connection herewith unless caused by the gross negligence or willful misconduct of Secured Party or any of the Lenders or of its or their employees, agents or representatives.

        Section 8. Authority of Secured Party; Financing Statements. Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to Secured Party by the terms hereof, together with such powers as are reasonably incidental thereto. Secured Party may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. Each Pledgor hereby authorizes the Secured Party to file, and if requested will execute and deliver to the Secured Party, all financing statements and other documents and take such other actions as may from time to time be requested by the Secured Party in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. Each Pledgor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder. "Control" shall have the meaning set forth in Article 8, or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Code as in effect from time to time.

        Section 9. Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby appoints Secured Party as such Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which it may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Secured Party shall have the right and power at any time while a Default exists to receive, endorse and collect all checks and other orders for the payment of money made payable to any Pledgor representing any interest or dividend or other distribution or amount payable in respect of the Pledged Securities or other Collateral or any part thereof and to give full discharge for the same.

        Section 10. Voting Rights, Dividends, Etc.

          (a)   Except upon occurrence and during the continuance of any Default hereunder, each Pledgor shall have the right to vote any of the Collateral on any matter presented for approval to the security holders of the issuer(s) of the Pledged Securities or other Collateral.

          (b)   Any and all stock or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of any of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer(s) thereof or received in exchange for or upon conversion of the Collateral, or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the issuer(s) thereof may be a party or otherwise, shall be and become part of the Collateral pledged hereunder and, if received by any Pledgor, shall forthwith be delivered to Secured Party to be held by it as Collateral hereunder and shall be applied in accordance with the provisions hereof.

          (c)   Except upon the occurrence and during the continuance of any Default hereunder, each Pledgor shall have the sole and exclusive right to receive and retain the dividends and interest payable or accruing from any of the Collateral, and to retain all other rights and benefits from the Collateral.

        Section 11. Covenants With Respect to Collateral. Each Pledgor agrees with Secured Party with respect to the Collateral as follows:

          (a)   Each Pledgor hereby transfers all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests of Operating and the certificates, if any, representing such partnership interests and any interest of each Pledgor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests to Secured Party. Each Pledgor covenants that with respect to any additional partnership interests issued to or received by such Pledgor (i) that is represented by a certificate or that is an "instrument", it shall cause such certificate or instrument to be delivered to the Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the Code), regardless of whether such certificate constitutes a "certificated security" for purposes of the Code and (ii) that is an "uncertificated security" for purposes of the Code, it shall cause the issuer of such uncertificated security to either (x) register the Agent as the registered owner thereof on the books and records of the issuer or (y) execute an agreement substantially in the form of Exhibit A hereto, pursuant to which such issuer agrees to comply with the Agent's instructions with respect to such uncertificated security without further consent by such Issuer.

          (b)   From and after the date hereof, each Pledgor (i) shall not and shall not attempt to encumber, subject to any further pledge or security interest, sell, transfer or otherwise dispose of any of the Collateral or any interest therein; (ii) shall not permit or suffer any of the Collateral to be attached or levied upon or seized in any legal proceedings, or held by virtue of any lien or distress; and (iii) shall pay promptly all taxes and assessments upon any of the Collateral.

        Section 12. Termination. This Pledge Agreement will terminate when the Credit Agreement and all obligations secured hereby have been fully paid and performed, at which time Secured Party shall reassign and deliver to each Pledgor, or to such person or persons as such Pledgor shall designate, against receipt, such of the Collateral (if any) pledged by such Pledgor as shall not have been sold or otherwise applied by Secured Party pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by Secured Party and at the expense of such Pledgor.

        Section 13. Binding Agreement, Assignment. This Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and to all holders of indebtedness secured hereby and their respective successors and assigns, except that neither Pledgor shall be permitted to assign this Pledge Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by Secured Party as Collateral under this Pledge Agreement.

        Section 14. Interest Charges Not Permitted by Law. No provision of this Pledge Agreement or of the Note or the Credit Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any interest in excess of the maximum permitted by law is provided for in this Pledge Agreement or in the Note or in the Credit Agreement or shall be adjudicated to be so provided, then neither Pledgor nor its successors or assigns shall be obligated to pay such interest in excess of the amount permitted by law, and the right to demand the payment of any such excess shall be and hereby is waived and this provision shall control any other provision of this Pledge Agreement or of the Note or of the Credit Agreement.

        Section 15. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of this Section 15. Except as otherwise provided in this Pledge Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

        Section 16. Choice of Law. It is the intention of the parties hereto that the laws of the State of Texas should govern the validity of this Pledge Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto, and each Pledgor hereby agrees and consents that any action or proceeding against it to enforce the obligations of this Pledge Agreement, may, at the option of Secured Party, be commenced in any court of competent jurisdiction and proper venue within the State of Texas, whether State or Federal, by service of process upon it by registered or certified mail, return receipt requested, addressed to such Pledgor at its then address for notices pursuant to Section 15.

        Section 17. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Secured Party may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or relative to the Collateral or any part thereof or in order better to assure and confirm unto Secured Party its rights and remedies hereunder.

        Section 18. Execution in Counterparts. This Pledge Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Pledge Agreement shall bind no party until Holdings and Secured Party have executed a counterpart. Facsimiles shall be effective as originals.

        Section 19. Headings. Section headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Pledge Agreement.

        Section 20. Severability. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day first above written.

EXCO INVESTMENT I, LLC a Delaware limited liability company
By:	EXCO Resources, Inc. Its sole member
By:	/s/ J. DOUGLAS RAMSEY
Name: J. Douglas Ramsey Title: Vice President and Chief Financial Officer
EXCO Investment I, LLC c/o EXCO Resources, Inc. 12377 Merit Drive, Suite 1700 Dallas, Texas 75251
Attention:	Douglas H. Miller Chief Executive Officer
Attention:	J. Douglas Ramsey Chief Financial Officer
Facsimile No.:	214-368-2087
EXCO INVESTMENT II, LLC a Delaware limited liability company
By:	EXCO Resources, Inc. Its sole member
By:	/s/ J. DOUGLAS RAMSEY
Name: J. Douglas Ramsey Title: Vice President and Chief Financial Officer
EXCO Investment II, LLC c/o EXCO Resources, Inc. 12377 Merit Drive, Suite 1700 Dallas, Texas 75251
Attention:	Douglas H. Miller Chief Executive Officer
Attention:	J. Douglas Ramsey Chief Financial Officer
Facsimile No.:	214-368-2087

AGENT:
BANK ONE, NA a national banking association (Main Office Chicago) as a Lender and as Administrative Agent
By:	/s/ WM. MARK CRANMER
Name: Wm. Mark Cranmer Title: Director, Capital Markets
Bank One, NA Mail Code IL1-0634 1 Bank One Plaza Chicago, Illinois 60670-0634 Facsimile No.: 312-732-4840 Attention: Jim Moore
With a copy to:
Bank One, NA 1717 Main Street Mail Code TX1-2448 Dallas, Texas 75201
Facsimile No.:	214-290-2332
Attention:	Wm. Mark Cranmer Director, Capital Markets

EXHIBIT A

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

        This Uncertificated Securities Control Agreement ("Agreement") dated as of [    ], 20[    ] among EXCO Investment I, LLC, a Delaware limited liability company ("Investment I"), and EXCO Investment II, LLC, a Delaware limited liability company ("Investment II"), as pledgors (collectively, Investment I and Investment II are hereinafter referred to as "Pledgors"), Bank One, NA, as a Lender and as Administrative Agent for the Lenders (in its capacity as Administrative Agent, "Agent") and EXCO Operating, LP, a Delaware limited partnership, as issuer ("Issuer"). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Third Amended and Restated Credit Agreement dated as of January 27, 2004, among EXCO Resources, Inc., a Texas corporation, Issuer, North Coast Energy, Inc., a Delaware corporation, North Coast Energy Eastern, Inc., a Delaware corporation, Agent, each of the financial institutions which is a party thereto (as evidenced by the signature pages to the Credit Agreement), BNP Paribas, as Syndication Agent, The Bank of Nova Scotia, as Co-Documentation Agent and Toronto Dominion (Texas), as Co-Documentation Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

        Section 1. Registered Ownership of Equity Interests. Issuer hereby confirms and agrees that as of the date hereof Investment I is the registered owner of [      ] of Issuer and Investment II is the registered owner of [      ] of Issuer (collectively, the "Pledged Equity Interests") and Issuer shall not change the registered owner of the Pledged Equity Interests without the prior written consent of the Agent.

        Section 2. Instructions. If at any time Issuer shall receive instructions originated by the Agent relating to the Pledged Equity Interests of Issuer, Issuer shall comply with such instructions without further consent by any Pledgor or any other Person.

        Section 3. Additional Representations and Warranties of the Issuer. Issuer hereby represents and warrants to the Agent:

          (a)   It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other Person relating the Pledged Equity Interests pursuant to which it has agreed to comply with instructions issued by such other Person; and

          (b)   It has not entered into, and until the termination of this agreement will not enter into, any agreement with any Pledgor or the Agent purporting to limit or condition the obligation of Issuer to comply with instructions as set forth in Section 2 hereof.

          (c)   Except for the claims and interest of the Agent and of the Pledgors in the Pledged Equity Interests, the Issuer does not know of any claim to, or interest in, the Pledged Equity Interests. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Equity Interests of Issuer, Issuer will promptly notify the Agent and the Pledgors thereof.

          (d)   This Agreement is the valid and legally binding obligation of Issuer.

        Section 4. Choice of Law. This Agreement shall be governed by the laws of the State of Texas.

        Section 5. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

        Section 6. Voting Rights. Until such time as the Agent shall otherwise instruct the Issuer in writing, the Pledgors shall have the right to vote their respective Pledged Equity Interests.

        Section 7. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Agent may assign its rights hereunder by sending written notice of such assignment to the Pledgors and the Issuer.

        Section 8. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgors:	EXCO Investment I, LLC EXCO Investment II, LLC c/o EXCO Resources, Inc. 12377 Merit Drive, Suite 1700 Dallas, Texas 75251
	Attention:	Douglas H. Miller Chief Executive Officer
	Attention:	J. Douglas Ramsey Chief Financial Officer
	Facsimile No.:	214-368-2087
Agent:	Bank One, NA, Mail Code IL1-0634 1 Bank One Plaza Chicago, Illinois, 60670-0634 Facsimile No.: (312) 732-4840 Attention: Jim Moore
with copy to:	Bank One, NA 1717 Main Street, TX1-2448 Dallas, Texas 75201 Facsimile No. (214) 290-2332 Attention: Wm. Mark Cranmer, Director, Capital Markets
Issuer:	EXCO Operating, LP c/o EXCO Resources, Inc. 12377 Merit Drive, Suite 1700 Dallas, Texas 75251
	Attention:	Douglas H. Miller Chief Executive Officer
	Attention:	J. Douglas Ramsey Chief Financial Officer
	Facsimile No.:	214-368-2087

        Any party may change its address for notices in the manner set forth above.

        Section 9. Termination. The obligations of Issuer to the Agent pursuant to this Agreement shall continue in effect until the security interests of the Agent in the Pledged Equity Interests of Issuer have been terminated pursuant to the terms of the Credit Agreement and the Agent has notified Issuer of such termination in writing. The Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to Issuer upon the request of the Pledgors on or after the termination of the Agent's security interest in the Pledged Equity Interests of Issuer pursuant to the terms of the Credit Agreement. The termination of this Agreement shall not terminate the Pledged Equity Interests or alter the obligations of Issuer to the Pledgors pursuant to any other agreement with respect to the Pledged Equity Interests.

        Section 10. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

PLEDGORS:
EXCO INVESTMENT I, LLC, a Delaware limited liability company
By: EXCO Resources, Inc., its sole member
By:
Name:	J. Douglas Ramsey
Title:	Vice President and Chief Financial Officer
EXCO INVESTMENT II, LLC, a Delaware limited liability company
By:	EXCO Resources, Inc., its sole member
By:
Name:	J. Douglas Ramsey
Title:	Vice President and Chief Financial Officer
AGENT:
BANK ONE, NA, a national banking association (Main Office Chicago) as a Lender and as Administrative Agent
By:
Name: Wm. Mark Cranmer Title: Director, Capital Markets
ISSUER:
EXCO OPERATING, LP a Delaware limited partnership
By:	EXCO Investment II, LLC, its general partner
By:	EXCO Resources, Inc., its sole member
By:
Name: J. Douglas Ramsey
Title: Vice President and Chief Financial Officer

Exhibit A

[Letterhead of Agent]

[Date]

[Name and Address of Issuer]

Attention:

Re: Termination of Control Agreement

        You are hereby notified that the Uncertificated Securities Control Agreement between you, [the Pledgors] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Equity Interests (as defined in the Uncertificated Securities Control Agreement) from [the Pledgors]. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Equity Interests, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [the Pledgors] pursuant to any other agreement.

        You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Pledgor].

Very truly yours,
BANK ONE, NA a national banking association (Main Office Chicago) as a Lender and as Administrative Agent
By:

Name: Wm. Mark Cranmer Title: Director, Capital Markets

QuickLinks

  Exhibit 10.16
  EXECUTION COPY
AMENDED AND RESTATED PLEDGE AGREEMENT FOR PARTNERSHIP INTERESTS
W I T N E S S E T H
EXHIBIT A UNCERTIFICATED SECURITIES CONTROL AGREEMENT